Exhibit 8.1

November 16, 2016

America First Multifamily Investors, L.P.

1004 Farnam Street, Suite 400

Omaha, NE  68102

Re: U.S. Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel for America First Multifamily Investors, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), only for the purposes of rendering an opinion on the partnership status of the Partnership and the tax considerations set forth in the Registration Statement, with respect to the registration of an indeterminate number of Beneficial Unit Certificates representing assigned limited partnership interests in the Partnership (the "Units"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K.

In the course of our representation, we have reviewed the Registration Statement, the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement"), and such other statutes, certificates, corporate records, and proceedings of the Partnership, and other instruments and documents as we consider appropriate for purposes of the opinions expressed herein. In addition, we have considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render the opinions herein.

In rendering our opinions, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial and administrative authorities and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinions are based could preclude us from rendering similar opinions in the future.

Based on and subject to the foregoing, we are of the opinion that (i) the Partnership will be treated as a partnership for United States federal income tax purposes, and (ii) the holders of Units will be subject to tax as partners of the Partnership for United States federal income tax purposes.

We are also of the opinion that the descriptions of the law contained in the Registration Statement under the caption "U.S. Federal Income Tax Considerations — Income Tax Considerations Relating to the Partnership and its Unitholders" are correct in all material respects, and describe the material U.S. federal income tax consequences to a holder of Shares of the Partnership. The opinion set forth in the Registration Statement under the caption "U.S. Federal Income Tax Considerations," unless otherwise noted therein or herein, but not any statement of fact, is the opinion of Baird Holm LLP, subject to any limitations set forth herein and in the Registration Statement.

We express no opinion herein other than as expressly stated above, and, as described in the Registration Statement and for the reasons set forth therein, we are unable to opine that interest on any mortgage revenue bond held by the Partnership is currently excludable from the gross income of a bondholder for federal income tax purposes. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baird Holm LLP

BAIRD HOLM LLP